UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

Encore Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 787-3100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2010, Encore Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Encore Bancshares, Inc. (the "Company"), completed the previously announced sale of certain assets and the transfer of certain liabilities associated with its four remaining private client offices in Florida to National Bank of Southwest Florida ("NBSWF"), a banking subsidiary of Ovation Holdings, Inc. ("Ovation").

Pursuant to the terms of the Purchase and Assumption Agreement dated March 15, 2010 by and among the Bank, Ovation and NBSWF, the Bank sold approximately $61.7 million of loans and premises and equipment to NBSWF and NBSWF assumed approximately $182.8 million in deposits associated with the Bank's four private client offices located in Naples, Ft. Myers and Sun City Center, Florida.

A copy of the Company's press release announcing the completion of the purchase and assumption is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Purchase and Assumption Agreement dated March 15, 2010 by and among Encore Bank, N.A., Ovation Holdings, Inc. and National Bank of Southwest Florida (incorporated herein by reference to Exhibit 2.1 to Encore Bancshares, Inc's. Current Report on Form 8-K filed on March 19, 2010).
99.1	Press Release issued by Encore Bancshares, Inc. dated January 3, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Bancshares, Inc. (Registrant)
January 3, 2011 (Date)	/s/ JAMES S. D'AGOSTINO, JR. James S. D'Agostino, Jr. Chairman and Chief Executive Officer

Exhibit Index
99.1	Press release dated January 3, 2011